Exhibit 99.1
PRESS RELEASE

Contact:	Jeff Kip
Senior Vice President, Chief Financial Officer (314-633-7289)
Panera Bread Reports Third Quarter EPS of $0.37
HIGHLIGHTS
•	35 new bakery-cafes opened in the third quarter bringing system-wide bakery-cafes open to 1,168

•	Fourth quarter 2007 diluted EPS target set at $0.53 to $0.59

•	Initial target for fiscal 2008 diluted EPS growth established at 10% to 20%
St. Louis, MO, October 23, 2007 — Panera Bread Company (Nasdaq:PNRA) today reported net income of $12 million, or $0.37 per diluted share, for the third quarter ended September 25, 2007, compared to net income of $11 million, or $0.34 per diluted share, for the third quarter ended September 26, 2006. For the thirty-nine weeks ended September 25, 2007, net income was $40 million, or $1.23 per diluted share, compared to $40 million, or $1.25 per diluted share, for the thirty-nine weeks ended September 26, 2006.
The Company’s third quarter and year-to-date fiscal 2007 consolidated statements of operations and margin analysis are attached as Schedule I. The following tables set forth, for the periods indicated, certain items included in the Company’s consolidated statements of operations (in thousands, except per share data and percentages), and reflects an adjustment to the third quarter revenues released on October 3, 2007:

	For the 13 Weeks Ended		Percentage
	September 25, 2007	September 26, 2006	Change
Total revenue	$273,213	$204,954	33%
Net income	$11,943	$10,879	10%
Diluted earnings per share	$0.37	$0.34	9%
Shares used in diluted EPS	32,163	31,961

	For the 39 Weeks Ended		Percentage
	September 25, 2007	September 26, 2006	Change
Total revenue	$765,847	$596,059	28%
Net income	$39,622	$39,943	-1%
Diluted earnings per share	$1.23	$1.25	-2%
Shares used in diluted EPS	32,210	32,012
Third Quarter 2007 Key Metrics & Business Review
During the third quarter of 2007, system-wide comparable bakery-cafe sales increased 2.6% (3.4% Company-owned and 2.1% franchise-operated). System-wide average weekly sales decreased by 0.1% to $38,051 ($37,136 Company-owned and $38,711 franchise-operated), while system-wide operating weeks in the third quarter totaled 14,931 (6,254 Company-owned and 8,677 franchise-operated).

During the third quarter of 2007, the Company opened 35 new bakery-cafes system-wide (19 Company-owned and 16 franchise-operated) and closed two bakery-cafes system-wide (one Company-owned and one franchise-operated).
As of September 25, 2007, there were 1,168 bakery-cafes open system-wide. The breakdown of bakery-cafes between Company-owned and franchise-operated is as follows:

	Company-owned	Franchise-operated	Total System
Bakery-cafes as of June 26, 2007	475	660	1,135
Bakery-cafes opened	19	16	35
Bakery-cafes closed	(1)	(1)	(2)

Bakery-cafes as of September 25, 2007	493	675	1,168
During the third quarter of 2007, earnings per diluted share were $0.37 compared to $0.34 per diluted share in the third quarter of 2006. Panera experienced margin contraction in the third quarter of 2007 resulting from: first, a mix shift both away from soups and sandwiches to higher food cost salads and away from self-manufactured bread and bagels; secondly, product ingredient costs which rose more rapidly than prices; and thirdly, labor costs which rose more rapidly than sales as the Company invested additional labor at lunch to improve the customer experience. Also included in the Company’s third quarter 2007 results was a tax benefit of $0.05 per diluted share reflecting the resolution of a certain tax matter.
Fourth Quarter 2007 Business Outlook
The Company is today setting an earnings per diluted share target for the fourth quarter of 2007 of $0.53 to $0.59. The fourth quarter 2007 target assumes system-wide comparable bakery-cafe sales growth of 1.0% to 3.5% (including the price increase of approximately 2.5% which the Company will be taking on November 14, 2007) and system-wide average weekly sales of $39,700 to $40,700. Based upon 27 days of actual sales data for Company-owned bakery-cafes and 21 days of actual sales data for franchise-operated bakery-cafes, the Company is also today projecting that system-wide comparable bakery-cafe sales growth for the four weeks ended October 23, 2007 will be 0.3% to 0.6%. Additionally, bakery-cafe openings are forecasted to be 60 to 65 system-wide in the fourth quarter (39 to 41 Company-owned and 21 to 24 franchise-operated), resulting in expected system-wide operating weeks in the fourth quarter of 2007 of 15,450 to 15,500.
2008 Business Outlook
The Company today is establishing its initial growth target for fiscal 2008 earnings per diluted share at 10% to 20%. The assumptions on key metrics underlying the 2008 target are new bakery-cafe development of 160 to 175, approximately the same as in fiscal 2007, system-wide comparable bakery-cafe sales growth of 1% to 4%, system-wide average weekly sales of $38,400 to $39,600, and system-wide operating weeks of 68,000 to 68,500.
Chairman and Chief Executive Officer Ron Shaich commented: “Despite operating in a very uncertain consumer and cost environment, our concept remains strong as evidenced by our industry leading customer satisfaction ratings, high unit volumes and resulting strong bakery-cafe return on investment. These factors speak to our potential for future growth. Having said that we also recognize the challenges experienced in the past year. As a result, we have charted a clear plan to overcome existing margin compression while maintaining transactions and we’ve begun to make some encouraging progress. We are looking forward to making further progress and returning to our record of strong earnings growth.”
The Company will discuss third quarter 2007 results and preliminary comparable bakery-cafe sales results for the four weeks ended October 23, 2007 in a conference call that will be broadcast on the Internet at 8:30 A.M. Eastern Daylight Time on Wednesday, October 24, 2007. To access the call or view a copy of this release, go to http://www.panerabread.com/investor. Access to the call and the release will be archived for one year.
2008 Financial Reporting
A schedule of preliminary earnings release dates for fiscal year 2008 is attached as Schedule II. Beginning in fiscal year 2008, the Company will no longer issue monthly sales releases but rather will include this information, along with its quarterly sales release, in its quarterly earnings release. This change is being made to conform to reporting frequencies commonly followed by many of its peers.
Included above are franchise-operated and system-wide comparable bakery-cafe sales percentages. System-wide sales is a non-GAAP financial measure which includes sales at all Company-owned bakery-cafes and franchise-operated bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises 1,115 bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names as of September 25, 2007. With its identity rooted in handcrafted, fresh-baked, artisan bread, Panera Bread is committed to providing great tasting, quality food that people can trust. Highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients and a menu free of man-made trans fat, Panera’s bakery-cafe selection offers flavorful, wholesome offerings. The menu includes a wide variety of year-round favorites, complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the country, guests are enjoying Panera’s warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access provided through a managed WiFi network. At the close of each day, Panera Bread bakery-cafes donate bread and baked goods to community organizations in need. Additional information is available on the Company’s website, http://www.panerabread.com. Panera also holds a 51% interest in Paradise Bakery & Café, Inc., owner and franchisor of 53 bakery-cafes as of September 25, 2007.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 26, 2006 and its quarterly reports on Form 10-Q.

Schedule I
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	For the 13 Weeks Ended
	September 25, 2007	September 26, 2006
Revenues:
Bakery-cafe sales	$232,244	$165,098
Franchise royalties and fees	16,286	15,134
Fresh dough sales to franchisees	24,683	24,722

Total revenue	273,213	204,954

Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	75,037	49,987
Labor	75,545	52,122
Occupancy	18,580	12,278
Other operating expenses	32,487	24,619

Total bakery-cafe expenses	201,649	139,006
Fresh dough cost of sales to franchisees	20,137	20,333
Depreciation and amortization	14,990	11,325
General and administrative expenses	18,412	16,593
Pre-opening expenses	1,908	1,457

Total costs and expenses	257,096	188,714

Operating profit	16,117	16,240
Interest expense	28	4
Other (income) expense, net	(145)	(896)

Income before minority interest and income taxes	16,234	17,132
Minority interest (income) expense	(312)	—

Income before income taxes	16,546	17,132
Income taxes	4,603	6,253

Net income	$11,943	$10,879

Basic net income per share	$0.38	$0.35
Diluted net income per share	$0.37	$0.34
Shares used in calculation of basic EPS	31,812	31,338
Shares used in calculation of diluted EPS	32,163	31,961

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	For the 39 Weeks Ended
	September 25, 2007	September 26, 2006
Revenues:
Bakery-cafe sales	$638,988	$477,329
Franchise royalties and fees	49,555	44,948
Fresh dough sales to franchisees	77,304	73,782

Total revenue	765,847	596,059
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	200,157	141,944
Labor	205,405	147,577
Occupancy	50,473	34,797
Other operating expenses	87,807	67,138

Total bakery-cafe expenses	543,842	391,456
Fresh dough cost of sales to franchisees	63,574	62,849
Depreciation and amortization	42,387	32,050
General and administrative expenses	52,928	45,441
Pre-opening expenses	4,687	3,941

Total costs and expenses	707,418	535,737

Operating profit	58,429	60,322
Interest expense	199	10
Other (income) expense, net	(731)	(2,591)

Income before minority interest and income taxes	58,961	62,903
Minority interest (income) expense	(120)	—

Income before income taxes	59,081	62,903
Income taxes	19,459	22,960

Net income	$39,622	$39,943

Basic net income per share	$1.25	$1.28
Diluted net income per share	$1.23	$1.25
Shares used in calculation of basic EPS	31,684	31,275
Shares used in calculation of diluted EPS	32,210	32,012

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	For the 13 Weeks Ended
	September 25, 2007	September 26, 2006
Revenues:
Bakery-cafe sales	85.0%	80.5%
Franchise royalties and fees	6.0	7.4
Fresh dough sales to franchisees	9.0	12.1

Total revenue	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	32.3%	30.3%
Labor	32.5	31.6
Occupancy	8.0	7.4
Other operating expenses	14.0	14.9

Total bakery-cafe expenses	86.8	84.2
Fresh dough cost of sales to franchisees (2)	81.6	82.2
Depreciation and amortization	5.5	5.5
General and administrative expenses	6.7	8.1
Pre-opening expenses	0.7	0.7

Total costs and expenses	94.1	92.1

Operating profit	5.9	7.9
Interest expense	—	—
Other (income) expense, net	(0.1)	(0.4)

Income before minority interest and income taxes	6.0	8.4
Minority interest (income) expense	(0.1)	—

Income before income taxes	6.1	8.4
Income taxes	1.7	3.1

Net income	4.4%	5.3%

(1)	As a percentage of Company bakery-cafe sales.

(2)	As a percentage of fresh dough sales to franchisees.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	For the 39 Weeks Ended
	September 25, 2007	September 26, 2006
Revenues:
Bakery-cafe sales	83.4%	80.1%
Franchise royalties and fees	6.5	7.5
Fresh dough sales to franchisees	10.1	12.4

Total revenue	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	31.3%	29.7%
Labor	32.1	30.9
Occupancy	7.9	7.3
Other operating expenses	13.7	14.1

Total bakery-cafe expenses	85.1	82.0
Fresh dough cost of sales to franchisees (2)	82.2	85.2
Depreciation and amortization	5.5	5.4
General and administrative expenses	6.9	7.6
Pre-opening expenses	0.6	0.7

Total costs and expenses	92.4	89.9

Operating profit	7.6	10.1
Interest expense	—	—
Other (income) expense, net	(0.1)	(0.4)

Income before minority interest and income taxes	7.7	10.6
Minority interest (income) expense	—	—

Income before income taxes	7.7	10.6
Income taxes	2.5	3.9

Net income	5.2%	6.7%

(1)	As a percentage of Company bakery-cafe sales.

(2)	As a percentage of fresh dough sales to franchisees.

Schedule II
PANERA BREAD COMPANY
EARNINGS PRESS RELEASE DATES

For the Quarter Ended	Press Release Date (After Market Closes)
March 25, 2008	April 22, 2008
June 24, 2008	July 22, 2008
September 23, 2008	October 21, 2008